Exhibit (d)(ii)

AMENDED SCHEDULE A

TO THE INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT

BETWEEN

SCHWAB CAPITAL TRUST AND CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.

Fund	Effective Date
Schwab International Index Fund	July 21, 1993

Schwab Small-Cap Index Fund	October 14, 1993

Schwab MarketTrack Growth Portfolio	September 25, 1995

Schwab MarketTrack Balanced Portfolio	September 25, 1995

Schwab MarketTrack Conservative Portfolio	September 25, 1995

Schwab S&P 500 Index Fund	February 28, 1996

Schwab Core Equity Fund	May 21, 1996

Laudus International MarketMasters Fund	September 2, 1996

Schwab Balanced Fund (formerly known as Schwab Viewpoints Fund)	October 13, 1996

Laudus Small-Cap MarketMasters Fund	August 3, 1997

Schwab Market Track All Equity Portfolio	April 16, 1998

Schwab Institutional Select S&P 500 Fund	October 28, 1998

Schwab Total Stock Market Index Fund	April 15, 1999

Financial Services Fund	May 15, 2000

Health Care Fund	May 15, 2000

Schwab Hedged Equity Fund	August 6, 2002

Schwab Small-Cap Equity Fund	May 19, 2003

Schwab Dividend Equity Fund	September 23, 2003

Schwab Target 2010 Fund	May 24, 2005

Schwab Target 2015 Fund	November 12, 2007

Schwab Target 2020 Fund	May 24, 2005

Schwab Target 2025 Fund	November 12, 2007

Schwab Target 2030 Fund	May 24, 2005

Schwab Target 2035 Fund	November 12, 2007

Schwab Target 2040 Fund	May 24, 2005

Schwab Large Cap Growth Fund	May 24, 2005

Schwab Fundamental US Large Company Index Fund	February 28, 2007

Schwab Fundamental US Small Company Index Fund	February 28, 2007

Schwab Fundamental International Large Company Index Fund	February 28, 2007

Schwab Fundamental Emerging Markets Large Company Index Fund	November 12, 2007

Schwab Fundamental International Small Company Index Fund	November 12, 2007

Schwab Monthly Income Fund – Moderate Payout	February 25, 2008

Schwab Monthly Income Fund – Enhanced Payout	February 25, 2008

Schwab Monthly Income Fund – Maximum Payout	February 25, 2008

Schwab International Core Equity Fund	February 25, 2008

Schwab Target 2045 Fund	January 14, 2013

Schwab Target 2050 Fund	January 14, 2013

Schwab Target 2055 Fund	January 14, 2013

Schwab Capital Trust	Charles Schwab Investment Management, Inc.

/s/ Omar Aguilar	/s/ George Pereira
Omar Aguliar Senior Vice President & Chief Investment Officer	George Pereira Senior Vice President, Chief Financial Officer, & Chief Operating Officer

Dated as January 14, 2013

AMENDED SCHEDULE B

TO THE INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT

BETWEEN SCHWAB CAPITAL TRUST AND

CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.

ADVISORY FEE SCHEDULE

The fees listed below are for services provided under this Agreement and are to be accrued daily and paid monthly in arrears:

Fund	Fee
Schwab International Index Fund	Fifteen one-hundredths of one percent (0.15%) of the Fund’s average daily net assets.

Schwab Small-Cap Index Fund	Fifteen one-hundredths of one percent (0.15%) of the Fund’s average daily net assets.

Schwab MarketTrack Growth Portfolio	Twenty-three one-hundredths of one percent (0.23%) of the Fund’s average daily net assets.

Schwab MarketTrack Balanced Portfolio	Twenty-three one-hundredths of one percent (0.23%) of the Fund’s average daily net assets.

Schwab MarketTrack Conservative Portfolio	Twenty-three one-hundredths of one percent (0.23%) of the Fund’s average daily net assets.

Schwab S&P 500 Index Fund	Six one-hundredths of one percent (0.06%) of the Fund’s average daily net assets.

Schwab Core Equity Fund	Forty-seven-one-hundreths of one percent (0.47%) of the Fund’s average daily net assets.

Laudus International MarketMasters Fund	One percent and twenty-nine one-hundredths of one percent (1.29%) of the Fund’s average daily net assets not in excess of $500 million; one percent and two hundred seventy-five one-thousandths of one percent (1.275%) of such net assets over $500 million but not in excess of $1 billion; and one percent and twenty-five one-hundredths of one percent (1.25%) of such net assets over $1 billion)

Schwab Balanced Fund (formerly known as Schwab Viewpoints Fund)	Zero percent (0%) of the Fund’s average daily net assets.

Laudus Small-Cap MarketMasters Fund	One percent and seventeen one-hundredths of one percent (1.17%) of the Fund’s average daily net assets not in excess of $500 million; one percent and thirteen one-hundredths of one percent (1.13%) of such net assets over $500 million but not in excess of $1 billion; and one percent and seven one-hundredths of one percent (1.07%) of such net assets over $1 billion).

Schwab Market Track All Equity Portfolio	Twenty-three one-hundredths of one percent (0.23%) of the Fund’s average daily net assets.

Fund	Fee
Schwab Institutional Select S&P 500 Fund	Six one-hundredths of one percent (0.06%) of the Fund’s average daily net assets.

Schwab Total Stock Market Index Fund	Six one-hundredths of one percent (0.06%) of the Fund’s average daily net assets.

Schwab Financial Services Fund	Fifty-four one-hundredths of one percent (0.54%) of the Fund’s average daily net assets not in excess of $500 million; five hundred fifteen one-thousandths of one percent (0.515%) of such net assets over $500 million but not in excess of $1 billion; and forty-nine one-hundredths of one percent (0.49%) of such net assets over $1 billion).

Schwab Health Care Fund	Fifty-four one-hundredths of one percent (0.54%) of the Fund’s average daily net assets not in excess of $500 million; five hundred fifteen one-thousandths of one percent (0.515%) of such net assets over $500 million but not in excess of $1 billion; and forty-nine one-hundredths of one percent (0.49%) of such net assets over $1 billion)

Schwab Hedged Equity Fund	One percent and five one-hundredths of one percent (1.05%) of the Fund’s average daily net assets.

Schwab Small-Cap Equity Fund	Eighty-one one-hundredths of one percent (0.81%) of the Fund’s average daily net assets.

Schwab Dividend Equity Fund	Sixty-two one-hundredths of one percent (0.62%) of the Fund’s average daily net assets.

Schwab Target 2010 Fund	Zero percent (0%) of the Fund’s average daily net assets

Schwab Target 2015 Fund	Zero percent (0%) of the Fund’s average daily net assets.

Schwab Target 2020 Fund	Zero percent (0%) of the Fund’s average daily net assets.

Schwab Target 2025 Fund	Zero percent (0%) of the Fund’s average daily net assets.

Schwab Target 2030 Fund	Zero percent (0%) of the Fund’s average daily net assets.

Schwab Target 2035 Fund	Zero percent (0%) of the Fund’s average daily net assets.

Schwab Target 2040 Fund	Zero percent (0%) of the Fund’s average daily net assets.

Schwab Large-Cap Growth Fund	Seventy-Two one-hundredths of one percent (0.72%) of the Fund’s average daily net assets.

Fund	Fee
Schwab Fundamental US Large Company Index Fund	Thirty one-hundredths of one percent (0.30%) of the Fund’s average daily net assets not in excess of $500 million; twenty-two one-hundredths of one percent (0.22%) of such net assets over $500 million but not in excess of $5 billion; twenty one-hundredths of one percent (0.20%) of such net assets over $5 billion but not in excess of $10 billion; eighteen one-hundredths (0.18%) of such net assets over $10 billion.

Schwab Fundamental US Small Company Index Fund	Thirty one-hundredths of one percent (0.30%) of the Fund’s average daily net assets not in excess of $500 million; twenty-two one-hundredths of one percent (0.22%) of such net assets over $500 million but not in excess of $5 billion; twenty one-hundredths of one percent (0.20%) of such net assets over $5 billion but not in excess of $10 billion; eighteen one-hundredths (0.18%) of such net assets over $10 billion.

Schwab Fundamental International Large Company Index Fund	Thirty one-hundredths of one percent (0.30%) of the Fund’s average daily net assets not in excess of $500 million; twenty-two one-hundredths of one percent (0.22%) of such net assets over $500 million but not in excess of $5 billion; twenty one-hundredths of one percent (0.20%) of such net assets over $5 billion but not in excess of $10 billion; eighteen one-hundredths (0.18%) of such net assets over $10 billion.

Schwab Fundamental Emerging Markets Large Company Index Fund	Fifty one-hundredths of one percent (0.50%) of the Fund’s average daily net assets not in excess of $500 million; forty-eight one-hundredths of one percent (0.48%) of such net assets over $500 million but not in excess of $5 billion; forty-six one-hundredths of one percent (0.46%) of such net assets over $5 billion but not in excess of $10 billion; forty-four one-hundredths (0.44%) of such net assets over $10 billion.

Schwab Fundamental International Small Company Index Fund	Forty one-hundredths of one percent (0.40%) of the Fund’s average daily net assets not in excess of $500 million; thirty-eight one-hundredths of one percent (0.38%) of such net assets over $500 million but not in excess of $5 billion; thirty-six one-hundredths of one percent (0.36%) of such net assets over $5 billion but not in excess of $10 billion; thirty-four one-hundredths (0.34%) of such net assets over $10 billion.

Schwab Monthly Income Fund – Moderate Payout	Zero percent (0%) of the Fund’s average daily net assets.

Schwab Monthly Income Fund – Enhanced Payout	Zero percent (0%) of the Fund’s average daily net assets.

Schwab Monthly Income Fund – Maximum Payout	Zero percent (0%) of the Fund’s average daily net assets.

Schwab International Core Equity Fund	Fifty-eighty one-hundredths of one percent (0.58%) of the Fund’s average daily net assets.

Schwab Target 2045 Fund	Zero percent (0%) of the Fund’s average daily net assets.

Schwab Target 2050 Fund	Zero percent (0%) of the Fund’s average daily net assets.

Schwab Target 2055 Fund	Zero percent (0%) of the Fund’s average daily net assets.

Schwab Capital Trust	Charles Schwab Investment Management, Inc.

/s/ Omar Aguilar	/s/ George Pereira
Omar Aguliar Senior Vice President & Chief Investment Officer	George Pereira Senior Vice President, Chief Financial Officer, & Chief Operating Officer

Dated as January 14, 2013